Exhibit 99.1

ENERGY TRANSFER PARTNERS ANNOUNCES

PRICING OF $1.5 BILLION OF SENIOR NOTES

DALLAS, TEXAS—September 12, 2013 — Energy Transfer Partners, L.P. (NYSE:ETP) today announced the pricing of $700 million aggregate principal amount of its 4.15% senior notes due 2020, $350 million aggregate principal amount of its 4.90% senior notes due 2024 and $450 million aggregate principal amount of its 5.95% senior notes due 2043, at a price to the public of 99.829%, 99.181% and 97.647%, respectively, of their face value. The sale of the senior notes is expected to settle on September 19, 2013, subject to customary closing conditions. ETP intends to use the net proceeds of approximately $1.49 billion from this offering to repay $455 million of borrowings outstanding under the term loan of Panhandle’s wholly owned subsidiary, Trunkline LNG Holdings, LLC, to repay borrowings outstanding under ETP’s revolving credit facility and for general partnership purposes.

Credit Suisse Securities (USA) LLC, J. P. Morgan Securities LLC, Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint book-running managers for the offering. The offering is being made by means of a prospectus and related prospectus supplement, copies of which may be obtained from the following addresses:

Credit Suisse Securities (USA) LLC

Attn: Prospectus Department

One Madison Avenue

New York, New York 10010

Telephone: (800) 221-1037

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate

Desk, 3rd Floor

Telephone: (212) 834-4533

Citigroup

c/o Broadridge Financial Solutions

Brooklyn Army Terminal

Brooklyn, New York 11220

batprospectusdept@citi.com

Telephone: (877) 858-5407

UBS Investment Bank

Attn: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC web site at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The offering is made pursuant to an effective shelf registration statement and prospectus filed by ETP with the SEC.

Energy Transfer Partners, L.P. (NYSE:ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP currently has natural gas operations that include approximately 33,000 miles of gathering and transportation pipelines, treating and processing assets, and storage facilities. ETP owns 100% of ETP Holdco Corporation, which owns Southern Union Company and Sunoco, Inc., and a 70% interest in Lone Star NGL LLC, a joint venture that owns and operates natural gas liquids storage, fractionation and transportation assets. ETP also owns the general partner interests, 100% of the incentive distribution rights, and approximately 33.5 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity (NYSE: ETE).

Statements about the offering may be forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “believes,” “intends,” “projects,” “plans,” “expects,” “continues,” “estimates,” “goals,” “forecasts,” “may,” “will” and other similar expressions. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of ETP, and a variety of risks that could cause results to differ materially from those expected by management of ETP. Important information about issues that could cause actual results to differ materially from those expected by management of ETP can be found in ETP’s public periodic filings with the SEC, including its Annual Report on Form 10-K and most recently filed Quarterly Reports on Form 10-Q. ETP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Investor Relations:

Energy Transfer

Brent Ratliff

214-981-0700

or

Media Relations:

Granado Communications Group

Vicki Granado

214-599-8785 (office)

214-498-9272 (cell)

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